                        FIFTH AMENDMENT TO CREDIT AGREEMENT



       THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Fifth Amendment") dated as of December ___, 2001, is to that Credit Agreement dated as of October
14, 1998, as amended by that certain First Amendment to Credit Agreement dated May 21, 1999, as further amended by that certain Second Amendment to Credit Agreement dated December 29, 1999, that certain Third Amendment to Credit Agreement dated June 26, 2000 and that certain Fourth Amendment to Credit Agreement dated February 14, 2001 (as may be subsequently amended and modified from time to time, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement), by and among DAN RIVER INC., a Georgia corporation (the "Borrower"), the Guarantors identified therein, the several banks and other financial institutions identified therein (the "Lenders") and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), BANK ONE, formerly The First
National Bank of Chicago, as syndication agent, and WACHOVIA BANK, N.A., as documentation agent.


                                W I T N E S S E T H:

       WHEREAS, the Lenders have established a credit facility for the benefit of the Borrower pursuant to the terms of the Credit Agreement;

       WHEREAS, the Borrower wishes to amend the Credit Agreement and certain of the Security Documents to modify certain provisions contained therein;
and

       WHEREAS, the Lenders have agreed to the requested amendment on the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       A. Amendments. The Credit Agreement is amended in the following respects (Section references contained herein being references to Sections of the Credit Agreement unless otherwise indicated herein):

              1.     Section 1.1 is hereby amended as follows:

                  a. Section 1.1 is hereby amended by making the additions and deletions set forth in bold below:

                     "Consolidated EBITDA" means, for any period, the sum of
              (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense,
              (B) total federal, state, local and foreign income taxes and similar taxes on income, (C) depreciation, amortization expense and other non-cash charges, (D) Cost Savings Add-Backs resulting from the acquisition of the Acquired Business, (E) other non-recurring, non-cash charges, (F) charges associated with restructuring, provided that the amount paid in cash referred to in this clause shall not, in the aggregate, exceed $2,000,000,
              (G) charges permitted to be amortized for the purpose of transitional funding of customer marketing programs and (H) other adjustments to Consolidated EBITDA reasonably acceptable to the Required Lenders.

                     "Interest Coverage Ratio" shall mean, with respect to the
              Borrower and its Restricted Subsidiaries for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                     "Required Lenders" shall mean (i) Lenders holding in the
              aggregate not less than 51% (provided that (i) for any modification or waiver to the financial covenants in Section 5.9 for the April 2002 financial covenant tests and October 2002 financial covenant tests, such percentage shall be 75%, and
              (ii) for any other modification or waiver to the financial covenants in Section 5.9, such percentage shall be 66 2/3%) of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations) and (ii) Lenders holding in the aggregate not less than 51% (provided that (i) for any modification or waiver to the financial covenants in Section 5.9 for the April 2002 financial covenant tests and October 2002 financial covenant tests, such percentage shall be 75%, and
              (ii) for any other modification or waiver to the financial covenants in Section 5.9, such percentage shall be 66 2/3%) of all Term Loans then outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

                  b. Section 1.1 is hereby amended by amending the definition of "Applicable Percentage" by the addition of the following new level immediately above Level I:

                                                               LIBOR RATE
                                    Alternate                  Margin for
                                    Base Rate                  Revolving
                                    Margin for                 Loans, Term
                                     Revolving                    Loans
                     Leverage      Loans and Term              and Letter of        Commitment
       Level           Ratio           Loans                     Credit Fee             Fee
       -----         --------      --------------              ------------          -----------

         A           >5.50 to             3.00%                4.25%                     .500%
                      1.0

                     c. Section 1.1 is hereby amended by the deletion of the definition of "Interest Payment Date" and replacing it with the following:

                     "Interest Payment Date" shall mean (a) as to any Alternate
              Base Rate Loan or Swingline Loan, the last day of each calendar month and the applicable Maturity Date and (b) as to any LIBOR Rate Loan, the last day of each calendar month and the last day of each Interest Period applicable thereto.

                     d. Section 1.1 is hereby amended by the addition of the following definitions thereto in the appropriate alphabetical order:

                  "Accounts" shall mean, as to any Person, all rights to
              receive payment for goods sold or leased by such Person or for services rendered in the ordinary course of business of such Person to the extent not evidenced by an instrument or chattel paper, including any rights in, to and under all purchase orders or receipts now owned or hereafter acquired for goods and services, and all collateral security and guarantees with respect to any of the foregoing.

                  "Advance Rate" shall mean, (a) with respect to Eligible
              Accounts, 85%, (b) with respect to Eligible Inventory, (i) 60%, in the case of raw materials and finished goods, (ii) 40%, in the case of work-in-progress and (iii) 15%, in the case of supplies; provided, that the foregoing advance rates may be modified from time to time in accordance with Section 2.1(b)(iv).

                  "Borrowing Base" shall mean, as of any Calculation Date, an amount equal to the sum of (i) the amount of Eligible Accounts at such date multiplied by the applicable Advance Rate and (ii) the amount of Eligible Inventory at such date multiplied by the applicable Advance Rate; provided that in no event can such amount exceed the sum of (i) 85% of the book value of the Borrower's consolidated accounts receivable and (ii) 55% of the book value of the Borrower's consolidated inventory. The Borrowing Base shall be determined from time to time by the Administrative Agent in its reasonable judgment by reference to the Borrowing Base Certificate then most recently delivered to it, and the values of the Eligible Accounts and the Eligible Inventory so determined shall remain in effect until the next succeeding Calculation Date.

                  "Borrowing Base Certificate" shall mean a certificate,
              substantially in the form of Schedule 5.2(f) hereto (or in such other form as the Administrative Agent shall from time to time reasonably request), delivered to the Administrative Agent pursuant to Section 5.2(f).

                  "Calculation Date" shall mean, at any time, the last day of any period covered by the most recent Borrowing Base Certificate.

                  "Consolidated Capital Expenditure Limitation" shall have the meaning set forth in Section 5.9(d).

                  "Eligible Accounts" shall mean, as of the Calculation Date, all Accounts of the Borrower arising in the ordinary course of business, other than:

                  (a) Accounts which are outstanding more than 90 days past the original due date;

                  (b) Accounts as to which the account debtor thereunder has not been sent an invoice;

                  (c) Accounts which are owed by an obligor which is an Affiliate or employee of the Borrower;

                  (d) Accounts which are pre-petition liabilities owed by an obligor which has taken any of the actions or suffered any of the events of the kind described in Section 7.1(e);

                  (e) Accounts which are owed by an obligor with respect to whom more than 50% of the Accounts of such obligor are more than 90 days past the original due date;

                  (f) Accounts which are owed by account debtors located outside the United States of America (excluding territories and possessions thereof) other than Canada, other than such Accounts in respect of sales which are secured by standby letters of credit or other instruments (in form and substance satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks satisfactory to the Administrative Agent having a place of business in the United States of America and payable in Dollars, which letters of credit are assigned and delivered to the Administrative Agent;

                  (g) Accounts (i) upon which the Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which the Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the account debtor's obligation to pay that invoice is subject to the Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

                 (h) any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account;

                 (i) any Account that is not a true and correct statement of bona fide Indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable account debtor;

                 (j) any Account to the extent the Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable account debtor to the Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                 (k) any Account that arises with respect to goods which are delivered on a bill-and-hold basis (provided, that Accounts with respect to goods delivered on a bill-and-hold basis in an aggregate amount not exceeding $5,000,000 at any one time outstanding shall not be excluded from Eligible Accounts pursuant to this paragraph (k)), cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

                 (l) any Account as to which any of the representations or warranties pertaining to Accounts set forth in this Agreement or the Security Agreement is untrue;

                 (m) any Account which is payable in a currency other than Dollars or Canadian Dollars;

                 (n) Accounts which are owed by a Governmental Authority or an Affiliate thereof (unless, with respect to Accounts arising from sales to the United States of America or to any agency, department or division thereof, the Borrower or the relevant Subsidiary thereof has complied with the Federal Assignment of Claims Act with respect thereto);

                 (o) Accounts (i) which are not bona fide, valid and legally enforceable obligations of the parties thereto or the account debtor in respect thereof and which do not arise from the sale and delivery of Inventory or the rendition of services in the ordinary course of business to such parties or account debtors,
              (ii) as to which either the Borrower or (to the best of the Borrower's knowledge) any other party to such Account is in default or is likely to become in default in the performance or observance of any of the terms thereof in any material respect,
              (iii) which are not solely owned by the Borrower (subject to the Lien of the Administrative Agent therein), (iv) in which the Borrower (1) has not granted a valid and continuing first lien and first security interest in favor of the Administrative Agent pursuant to the Security Documents and (2) does not have good and marketable title, free and clear of any and all Liens (except inchoate or similar Liens, Liens permitted under Section 6.2, and Liens created under the Security Documents) or rights of others enforceable as such against all other Persons, (v) as to which all action necessary or desirable under applicable law to protect and perfect such lien and security interest has not been duly taken, (vi) as to which any amounts payable under or in connection therewith are evidenced by promissory notes or other instruments except (1) instruments which constitute a part of chattel paper and which have been individually marked to show the Lien granted pursuant to the Security Documents and (2) instruments which have been delivered to the Administrative Agent and (vii) as to which any security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to the Security Documents; or

                  (p) Accounts which have been deemed necessary to be excluded in the reasonable judgment of the Administrative Agent exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Administrative Agent and/or the Lenders.

                  "Eligible Inventory" shall mean, as of the Calculation Date, all Inventory, other than:

                  (a) Inventory (A) which is not solely owned by the Borrower; or (B) which is not located on property owned by the Borrower, unless (i) such Inventory is located on property leased by the Borrower, is in a contract warehouse or is located at an outside contractor and (ii) with respect to Inventory described in this clause (B), the Borrower has entered into an agreement (a "Waiver Agreement") in form and substance reasonably satisfactory to the Administrative Agent granting the Administrative Agent and its designated representatives access to such Inventory and waiving the lessor's or contract warehouseman's or outside contractor's Liens, if any, on such Inventory (the Borrower hereby agreeing to use its reasonable best efforts to obtain Waiver Agreements with respect to all such Inventory within 30 days after the Fifth Amendment Effective Date); provided that no Inventory shall be excluded from Eligible Inventory pursuant to this clause (B), but rather, with respect to any such Inventory not covered by a Waiver Agreement on or after the date which is 30 days after the Fifth Amendment Effective Date, the Administrative Agent may establish such reserves against such Inventory as the Administrative Agent in its reasonable credit judgment shall determine to be appropriate to reflect risks relating to the lack of such Waiver Agreement.

                  (b) Inventory as to which the Borrower (x) has not granted a valid and continuing first Lien in favor of the Administrative Agent pursuant to the Security Documents or (y) does not have good and marketable title, free and clear of any and all Liens (other than inchoate warehouseman's or similar Liens, Liens permitted under Section 6.2, and Liens created pursuant to the Security Documents but including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower's performance with respect to that Inventory);

                  (c) Inventory as to which any security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to the Security Documents;

                  (d) Inventory which constitutes goods outside of the United States of America (excluding territories and possessions thereof) or Canada, goods returned or rejected by the customers of the Borrower or the relevant Subsidiary (other than goods that are undamaged and resalable in the ordinary course of business), goods to be returned to the suppliers of the Borrower or the relevant Subsidiary or goods in transit to third parties (other than the Administrative Agents or warehouses of the Borrower and its Subsidiaries);

                  (e) Inventory which is placed on consignment or is in transit;

                  (f) Inventory which is covered by a negotiable document of title, unless such document has been delivered to Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of Administrative Agent and Lenders;

                  (g) Inventory which in Administrative Agent's reasonable determination, is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (h) Inventory which is not of a type held for sale in the ordinary course of the Borrower's business;

                  (i) Inventory as to which Administrative Agent's Lien, on behalf of the Administrative Agents and Lenders, therein is not a first priority perfected Lien;

                  (j) Inventory as to which any of the representations or warranties pertaining to Inventory set forth in this Agreement or the Security Agreement is untrue;

                  (k) Inventory which consists of any costs associated with "freight-in" charges;

                  (l) Inventory which is not covered by casualty insurance acceptable to the Administrative Agent;

                  (m) Inventory as to which all action necessary or desirable to protect and perfect the lien and security interest in favor of the Administrative Agent has not been duly taken pursuant to the Security Documents; or

                  (n) Inventory which is otherwise unacceptable to the Administrative Agent in its reasonable credit judgment exercised in a manner which is customary either in the commercial finance industry or in the lending practices of the Administrative Agent and/or the Lenders.

                  "Fifth Amendment Effective Date" shall mean the date upon
              which the Fifth Amendment hereto, dated as of December ___, 2001, becomes effective in accordance with its terms.

                   "Inventory" means, as to any Person, any "inventory" (as
              such term is defined in Section 9-102(48) of the Uniform Commercial Code as in effect on the date hereof in the State of New York) now or hereafter owned by such Person.

                   "Maximum Outstanding Amount" means, at any time during any fiscal period set forth below, the amount set forth for such fiscal period below:

                            Fiscal Period                  Amount
                            -------------                  ------
                            November 2001               $129,000,000
                            December 2001               $145,250,000
                            January 2002                $146,250,000
                            February 2002               $145,000,000
                            March 2002                  $143,750,000
                            April 2002                  $144,750,000
                            May 2002                    $146,750,000
                            June 2002                   $150,000,000
                            and thereafter

           2. Section 2.1(a) is hereby amended by making the additions and deletions set forth in bold below:

           (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed the least of (A) such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount, (B) such Lender's Revolving Commitment Percentage of the Maximum Outstanding Amount then in effect and (C) such Lender's Revolving Commitment Percentage of the Borrowing Base then in effect, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the least of
       (A) the Revolving Committed Amount, (B) the Maximum Outstanding Amount then in effect and (C) the Borrowing Base then in effect. For purposes hereof, the aggregate amount available hereunder (subject to the restrictions hereof) shall be ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or

       LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

           3. Section 2.1(b) is hereby amended by adding the following paragraph (iv) immediately after paragraph (iii):

                     (iv) Borrowing Base. Based on the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent and on other information available to the Administrative Agent, the Administrative Agent shall in its reasonable credit judgment determine which Accounts of the Borrowers shall be "Eligible Accounts" for purposes of this Agreement and which Inventory of the Borrower shall be "Eligible Inventory" for purposes of this Agreement. In determining whether a particular Account constitutes an Eligible Account, the Administrative Agent shall not include any such Account to which any of the exclusionary criteria set forth in the definition of Eligible Accounts applies. In determining whether any particular Inventory constitutes Eligible Inventory, the Administrative Agent shall not include any such Inventory to which any of the exclusionary criteria set forth in the definition of Eligible Inventory applies. The Administrative Agent at the request of the Required Lenders reserves the right, at any time and from time to time upon ten (10) Business Days' prior written notice to the Borrower, to adjust any such criteria, to establish new criteria and to adjust Advance Rates with respect to Eligible Accounts and Eligible Inventory, in its reasonable credit judgment and which is customary either in the Borrower's industry or in the lending practices of the Administrative Agent and/or the Lenders, subject to the approval of the Required Lenders in the case of adjustments or new criteria or changes in Advance Rates which have the effect of making more credit available.

           4. Section 2.2(b) is hereby amended and restated in its entirety to read as follows:

                     (b) Repayment of Term Loan. The principal amount of the Term Loan shall be repaid in fifteen (15) consecutive fiscal quarterly installments as follows, unless accelerated sooner pursuant to Section 7.2:

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


                     Principal Amortization             Term Loan Principal
                     Payment Dates                      Amortization Payment
                     ----------------------             --------------------
                     March 31, 2000                     $5,000,000
                     June 30, 2000                      $5,000,000
                     September 29, 2000                 $5,000,000
                     December 29, 2000                  $5,000,000
                     March 30, 2001                     $6,500,000
                     June 29, 2001                      $6,500,000
                     September 28, 2001                 $10,000,000
                     December 15, 2001                  $10,000,000
                     March 29, 2002                     $2,500,000
                     June 15, 2002                      $2,500,000
                     September 30, 2002                 $10,000,000
                     December 15, 2002                  $10,000,000
                     March 31, 2003                     $10,000,000
                     June 15, 2003                      $10,000,000
                     September 30, 2003                 $39,910,000

provided, that the principal amortization payments on the Term Loans scheduled to be made on December 15, 2001, June 15, 2002, December 15, 2002 and June 15, 2003 or if such date is not a Business Day, such date as determined pursuant to Section 2.12 (each date, a "Scheduled Payment Date") shall in any event be made on the earlier of (i) such Scheduled Payment Date and (ii) the date on which the Borrower pays the interest payment due on the same date as the corresponding Scheduled Payment Date in respect of the Subordinated Debt issued pursuant to the Subordinated Note Indenture.

           5. Section 2.3(a) is hereby amended by making the additions and deletions set forth in bold below:

                     (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the least of (A) the Revolving Committed Amount, (B) the Maximum Outstanding Amount then in effect and (C) the Borrowing Base then in effect. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

           6. Section 2.4(a)(ii) is hereby amended by making the additions and deletions set forth in bold below:

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

                   (ii) the sum of the aggregate amount of Revolving Loans plus
              Swingline Loans plus LOC Obligations shall not at any time exceed the least of (A) the Revolving Committed Amount, (B) the Maximum Outstanding Amount then in effect and (C) the Borrowing Base then in effect,

           7. Section 2.5(a) is hereby amended by deleting the words "Revolving Commitment Amount" and replacing such words with the words "Maximum Outstanding Amount".

           8. Section 2.7(b)(i) is hereby amended by making the additions and deletions set forth in bold below:

                    (i) Revolving Committed Amount. If at any time after the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the least of (A) the Revolving Committed Amount, (B) the Maximum Outstanding Amount then in effect and
              (C) the Borrowing Base then in effect, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

           9. Section 2.7(b) is hereby amended by adding the following paragraph (vi) immediately after paragraph (v):

                    (vi) If, after giving effect to a prepayment of the Loans in the amount of $3,000,000 on the last day of any of the Borrower's third fiscal quarter in 2002, fourth fiscal quarter in 2002, and first fiscal quarter in 2003, the (i) availability of the undrawn Revolving Commitment under this Agreement plus (ii) cash and Cash Equivalents would be at least $20,000,000 on such last day, the Borrower shall prepay the Loans in the amount of $3,000,000 on the Business Day following such last day.

           10. Section 5.1 is hereby amended by deleting the word "and" at the end of paragraph (b), adding the word "and" at the end of paragraph (c), and adding new paragraphs (d), (e) and (f) as follows:

                     (d) Monthly Reporting. As soon as available and in any event not later than 30 days after the end of such fiscal month (60 days in the case of the month of December), unaudited consolidated balance sheets as at the end of each month of the fiscal year and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, in each case in form and detail satisfactory to the Administrative Agent.

                     (e) Cash Flow Forecast. As soon as available and in any event not later than the third Business Day after the end of each successive two-week period, a 13-week cash flow forecast, substantially in the form of Exhibit A to this Agreement, together with a comparison of the actual results for the two-week period in the immediately preceding cash flow forecast delivered pursuant to this paragraph, in form and detail satisfactory to the Administrative Agent.

                     (f) Sales Flash Report.  As soon as available and in any
              event not later than the second Business Day after the end of each week, a weekly sales flash report, in form and detail satisfactory to the Administrative Agent.

           11. Section 5.2 is hereby amended by deleting the word "and" at the end of paragraph (e), replacing the letter "f" in paragraph (f) with the letter "g", and adding a new paragraph (f) as follows:

                     (f) promptly and in any event not later than the second Business Day of the following week, a Borrowing Base Certificate calculating the Borrowing Base at the end of the preceding week (using month-end inventory data for the month with respect to which the most recent financial statements have been provided to the Administrative Agent and using weekly account data based upon the most accurate information currently available to the Borrower), accompanied by supporting detail and documentation; and

           12. Section 5.6 is hereby amended by adding the following sentence "The Administrative Agent will also be given access to perform field audits of the Borrowing Base from time to time." at the end of such section.

           13. Section 5.9 is hereby amended and restated in its entirety to read as follows:

                     Section 5.9 Financial Covenants. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

                     a. Cumulative Consolidated EBITDA. Cumulative Consolidated EBITDA for each period beginning July 2001 and ending on the last day of each fiscal month set forth below shall be equal to or greater than the amount set forth opposite such fiscal month below:

                            Fiscal Period                 Amount
                            -------------                 ------
                            October 2001                $14,900,000
                            November 2001               $17,200,000
                            December 2001               $20,330,000
                            January 2002                $20,800,000
                            February 2002               $25,100,000
                            March 2002                  $31,750,000
                            April 2002                  $34,500,000
                            May 2002                    $41,250,000
                            June 2002                   $51,110,000

                     b. Consolidated EBITDA. Consolidated EBITDA for any period of twelve consecutive fiscal months ending on the last day of any fiscal month set forth below shall be equal to or greater than the amount set forth below opposite such fiscal month below:

                            Fiscal Period                 Amount
                            -------------                 ------
                            July 2002                   $49,000,000
                            August 2002                 $52,500,000
                            September 2002              $59,120,000
                            October 2002                $65,000,000
                            November 2002               $70,500,000
                            December 2002               $72,500,000
                            January 2003                $73,500,000
                            February 2003               $74,500,000
                            March 2003                  $75,000,000
                            and thereafter

                     c. Interest Coverage Ratio. The Interest Coverage Ratio (based upon cash interest only), for each period consisting of the fiscal months set forth below, shall be greater than or equal to the following:

                                                           Interest
                            Fiscal Period               Coverage Ratio
                            -------------               --------------
                            July 2001 -                 1.20 to 1.0
                            December 2001
                            July 2001 -                 1.20 to 1.0
                            March 2002
                            July 2001 -                 1.50 to 1.0
                            June 2002
                            October 2001 -              1.70 to 1.0
                            September 2002
                            January 2002 -              2.00 to 1.0
                            December 2002
                            April 2002 -                2.00 to 1.0
                            March 2003
                            July 2002 -                 2.00 to 1.0
                            June 2003

                     d. Maximum Consolidated Capital Expenditures. Consolidated
              Capital Expenditures shall not exceed the dollar amount set forth below opposite the applicable period (the "Consolidated Capital Expenditure Limitation"):

                                                        Consolidated Capital
                            Fiscal Period               Expenditure Limitation
                            -------------               ----------------------
                            Fiscal year 2002                   $25,000,000
                            Fiscal year 2003                   $18,000,000

       ; provided, however, that (i) up to $15,000,000 of the Consolidated Capital Expenditure Limitation not utilized during any fiscal year may be carried forward to the immediately following fiscal year only, and any capital expenditures made during any fiscal year shall first be applied to the Consolidated Capital Expenditure Limitation for such fiscal year and then to reduce the carry-forward (from the prior fiscal year only) and (ii) in the event the proposed restructuring of the Whitehorse and Arnco facilities is not consummated prior to December 31, 2001, the Consolidated Capital Expenditure Limitation for fiscal year 2002 shall be increased by $2,300,000.

           14.    Section 5.16 is hereby added as follows:

                     Section 5.16. Cash Management System. As promptly as practicable after the Fifth Amendment Effective Date, but in any event no later than 180 days after the Fifth Amendment Effective Date, (i) establish a system of lock box accounts and concentration accounts with the Administrative Agent into which all accounts receivable of the Borrower and its subsidiaries shall be paid, (ii) maintain all operating accounts and deposit accounts with the Administrative Agent, other than accounts established in local branches with the prior written consent of the Administrative Agent, (iii) execute and deliver to the Administrative Agent such documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in all such lockbox, concentration, operating and deposit accounts and
              (iv) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including causing the relevant parties to enter into contractual agreements with respect to such accounts and providing to the Administrative Agent appropriate legal opinions with respect thereto or as may be requested by the Administrative Agent. Prior to the occurrence of an Event of Default and the exercise of the Administrative Agent of control with respect to any such account, the Borrower shall retain the right to direct the disposition of the funds in the lock box accounts and concentration accounts.

           15. Section 6.1 is hereby amended by the addition of the following sentence after paragraph (k):

              Notwithstanding anything in this Section to the contrary, the Borrower shall be prohibited from incurring any additional Indebtedness after the Fifth Amendment Effective Date other than
              (i) Indebtedness incurred under this Agreement and
              (ii) Indebtedness in respect of vendor equipment financings or Capital Lease Obligations in an aggregate principal amount not to exceed $7,500,000 at any one time outstanding.

           16. Section 6.5(a)(v) is hereby amended and restated in its entirety to read as follows:

                     (v) the sale, lease or transfer of property or assets yielding Net Cash Proceeds not to exceed $1,000,000 in the aggregate in any fiscal year, except for (A) a proposed swap of looms valued at approximately $2,000,000 and (B) the sale of receivables that are credit concerns, on terms and conditions reasonably satisfactory to the Agent; provided that any sale, lease or transfer of property or assets yielding Net Cash Proceeds in excess of $1,000,000 shall be permitted so long as an amount equal to such excess amount shall be applied to pre-pay the Loans pursuant to subsection 2.7(b)(v), but in no event shall such sale, lease or transfer of property or assets permitted by this subsection 6.5(a)(v) exceed $5,000,000 in the aggregate in any fiscal year; and

           17. Section 6.5(b)(i) is hereby amended and restated in its entirety to read as follows:

              (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business).

           18. Section 6.11 is hereby amended by replacing the proviso "provided, however, that notwithstanding the provisions of subclause (d), the Borrower shall not be permitted to pay any cash dividends or repurchase any shares of its Capital Stock during fiscal year 2001 or fiscal year 2002." at the end of the paragraph with the proviso provided, however, that notwithstanding the provisions of subclause (d), the Borrower shall not be permitted to pay any cash dividends or repurchase any shares of its Capital Stock during fiscal year 2001, fiscal year 2002 or fiscal year 2003."

           19. Section 9.5 of the Credit Agreement is hereby amended by adding the following sentence before the last sentence of such Section:

                     The Borrower agrees to pay the reasonable fees and expenses of internal and third-party consultants and auditors retained by the Administrative Agent to advise in connection with the Agreement.

           20. Section 9.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  Section 9.13 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

           21. Section 9.14 of the Credit Agreement is hereby amended by deleting the words "court of competent jurisdiction in the State of North Carolina" in line 3 thereof and adding the words "court of competent jurisdiction in the State of New York" in their place and stead.

           22. Schedule 5.2(f), in the form attached hereto as Exhibit A, is hereby added to the Credit Agreement.

       B. Modifications of Security Documents. The Security Documents are amended in the following respects:

           1. Section 18 of the Amendment and Restated Security Agreement is hereby amended and restated in its entirety to read as follows:

           18.    Governing Law; Submission to Jurisdiction; Waivers.
       (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

              (b) Each Obligor hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

                     (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

                     (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Obligor at its address referred to in Section 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto.

                     (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                     (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          2. Section 19 of the Pledge Agreement is hereby amended and restated in its entirety to read as follows:

                  19. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Venue. This Pledge Agreement and the rights and obligations of the parties under this Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The provisions of the Credit Agreement relating to submission to jurisdiction, waiver of jury trial and venue are hereby incorporated by reference herein, mutatis mutandis.

     C. Transfer of Subsidiaries' Assets to Borrower; Release of Security Interest in Subsidiaries' Assets. Concurrently with the effectiveness of this Amendment, (a) the Borrower shall cause each of The Bibb Company and Dan River Factory Stores, Inc. to transfer to the Borrower substantially all of its assets (which shall become subject to the security interest of the Administrative Agent) and (b) the Lenders hereby release any security interest that may have been granted to the Lenders or the Administrative
Agent pursuant to the Security Documents in any assets of Subsidiaries of the Borrower, and the Lenders hereby authorize and instruct the Administrative Agent to execute and deliver and permit to be filed or recorded all such documents and instruments, and to take such other actions, as shall be required to effect or evidence the release of security interests provided for in this clause (b).

       D. Amended Terms. The terms "Credit Agreement", "Security Agreement" and "Pledge Agreement" as used in each of the Credit Documents shall hereafter mean such documents as amended by this Fifth Amendment. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits) and Security Documents, including the Security Agreement and Pledge Agreement, remain in full force and effect.

       E. Waiver. Each Lender party hereto hereby waives any Default or Event of Default in existence on or prior to the Fifth Amendment Effective Date arising from violations of Section 5.9 of the Credit Agreement prior to the date hereof.

       F. Representations and Warranties of Credit Parties. Each of the Credit Parties hereby represents and warrants as follows:

           1. The representations and warranties contained in Article III of the Credit Agreement or in any Security Document to which such Credit Party is a party are correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and after giving effect to the amendments contained herein.

           2. No Default or Event of Default exists on and as of the date hereof and after giving effect to the amendments contained herein.

           3. It has the corporate power and authority to execute and deliver this Fifth Amendment and to perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Fifth Amendment.

           4. It has obtained all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby, and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing.

           5. It has duly executed and delivered this Fifth Amendment, and this Fifth Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

       G. Closing Conditions. This Fifth Amendment shall become effective upon the satisfaction of the following conditions precedent:

           1. Execution of Documents. The Administrative Agent shall have received copies of this Fifth Amendment duly executed and delivered by each Lender and each Credit Party.

           2. Authority Documents. The Administrative Agent shall have received the following:

                     a. Articles of Incorporation. Copies of the articles of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                     b. Resolutions. Copies of resolutions of the board of directors of each Credit Party approving and adopting this Fifth Amendment and the transactions contemplated herein and authorizing execution and delivery thereof, certified by an officer of such Credit Party as of the date hereof to be true and correct and in force and effect as of such date.

                     c. Bylaws. A copy of the bylaws of each Credit Party certified by an officer of such Credit Party as of the date hereof to be true and correct and in force and effect as of such date.

                     d. Good Standing. Copies of (i) certificates of good standing, existence or its equivalent with respect to the each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities from each jurisdiction in which the failure to pay such franchise taxes could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such jurisdiction.

                     e. Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the date hereof substantially in the form of Schedule 4.1(b) to the Credit Agreement.

           3. Legal Opinions of Counsel. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, an opinion of King & Spalding, counsel for the Credit Parties, dated as of the date hereof and addressed to the Administrative Agent and the Lenders.

           4. Fees. The Borrower shall have paid all expenses for which invoices have been presented and all fees required to be paid, including an amendment fee to the Administrative Agent for the account of each Lender approving this Fifth Amendment on or before the date hereof in the amount of .50% of the sum of such Lender's Revolving Commitment and the outstanding principal amount of such Lender's Term Loan.

           5. Actions Pursuant to Section C. The actions required of the Borrower pursuant to Section C of this Fifth Amendment shall have been taken.

       H. Costs and Expenses. The Borrower shall pay all reasonable expenses of the Administrative Agent associated with the preparation, execution, delivery and administration of the Amendment Documentation (including, but not limited to, fees and disbursements of counsel and of internal and third-party consultants and auditors advising the Administrative Agent).

       I. Acknowledgment of Each Credit Party. Each Credit Party acknowledges and consents to all of the terms and conditions of this Fifth Amendment and agrees that this Fifth Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party's obligations under the Credit Agreement or the other Credit Documents. Each Credit Party further acknowledges and agrees that such Credit Party has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of such Credit Party's obligations thereunder or if such Credit Party did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders' execution and delivery of this Fifth Amendment. Each Credit Party listed as a Guarantor on the signature pages hereof acknowledges that it is a Guarantor under the Credit Agreement.

       J. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Fifth Amendment to produce or account for more than one such counterpart.

       K. Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                     [Balance of Page Intentionally Blank]

       IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fifth Amendment to be duly executed and delivered as of the date and year first above written.



BORROWER:                          DAN RIVER, INC.,
                                   a Georgia corporation


                                   By:
                                      Name:
                                      Title:


GUARANTORS:                        THE BIBB COMPANY,
                                   a Delaware corporation


                                   By:_________________________
                                      Name:
                                      Title:


                                   DAN RIVER FACTORY STORES, INC.,
                                   a Georgia corporation


                                   By:_________________________
                                      Name:
                                      Title:


                                   DAN RIVER INTERNATIONAL LTD,
                                   a Virginia corporation


                                   By:_________________________
                                      Name:
                                      Title:

AGENTS AND LENDERS:                FIRST UNION NATIONAL BANK,
------------------                 as Administrative Agent and as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   BANK ONE,
                                   formerly The First National Bank of Chicago, as Syndication Agent and as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   WACHOVIA BANK, N.A.,
                                   as Documentation Agent and as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

LENDERS:                           SUNTRUST BANK,
-------                            as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   THE BANK OF NOVA SCOTIA,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   COMERICA BANK,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   COOPERATIVE CENTRALE RAIFFEISEN-
                                   BOERENLEENBANK B.A. "RABOBANK NEDERLAND",
                                   NEW YORK BRANCH, as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   CENTURA BANK,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   FLEET BANK, N.A.,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   ABN AMRO BANK N.V.,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   THE BANK OF NEW YORK,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   NATIONAL BANK OF CANADA,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   SOUTHTRUST BANK, N.A.,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   NATIONAL CITY BANK,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                   APEX (IDM) CDO I, LTD.,
                                   as a Lender


                                   By:_________________________
                                      Name:
                                      Title:

                                                                  Exhibit A
                                                                  ---------
                                    SCHEDULE 5.2(f)
                                    ---------------
                           [FORM OF BORROWING BASE CERTIFICATE]